UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(Address of principal executive offices)

(913) 344-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. The Certificate Amendment (as defined below) and the 2020 Amended and Restated By-Laws (as defined below) affect the rights of the holders of common stock of Compass Minerals International, Inc. (the “Company”) with respect to the election and removal of directors from the Company’s Board of Directors (the “Board”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Incentive Award Plan

On May 14, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Compass Minerals International, Inc. 2020 Incentive Award Plan (the “2020 Plan”), which was adopted by the Board on March 17, 2020, subject to stockholder approval. The effective date of the 2020 Plan is May 14, 2020. The 2020 Plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, stock payments, and deferred stock awards to eligible employees, consultants, and directors of the Company and its subsidiaries.

A description of the material terms and conditions of the 2020 Plan is included in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2020 (the “Proxy Statement”) under the heading “Proposal 4—Approval of the Compass Minerals International, Inc. 2020 Incentive Award Plan” and the full text of the 2020 Plan is included as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 14, 2020, which description and text are incorporated herein by reference.

Other Documents and Agreements

On May 14, 2020, the Compensation Committee of the Board adopted and approved revisions to the following executive compensation plans and agreements: (1) the Rules, Policies and Procedures for Equity Awards Granted to Employees, (2) the Executive Severance Plan, (3) the Change in Control Severance Agreements entered into with the Company’s executive officers, and (4) the Restrictive Covenant Agreements entered into with the Company’s executive officers. One purpose of the revisions was to conform the definitions of “Cause”, “Good Reason” and “Disability” that appear in the first three of these documents. Other changes are described below.

Rules, Policies and Procedures for Equity Awards Granted to Employees

The revised Rules, Policies and Procedures for Equity Awards Granted to Employees (the “Rules”) are effective May 15, 2020. The previous version of the Rules provided for pro-rated or continued vesting of options, performance stock units (“PSUs”) and restricted stock units (“RSUs”) upon a participant’s death, disability or retirement. The revised Rules provide for full vesting of options, PSUs (at “target” level) and RSUs upon a participant’s death or disability. The revised Rules also provide for full vesting of options and RSUs and continued vesting of PSUs (based on their original terms and actual Company performance) upon a participant’s retirement (defined as a participant’s voluntary separation on or following age 60, with combined age plus years of service of at least 65). In each case (other than PSUs vesting following retirement), the shares underlying the vested RSUs or PSUs will be paid within the 60 day period following the date of termination and options must be exercised within one year following the date of termination. In the case of PSUs vesting following retirement, the shares underlying the vested PSUs (if any) will be paid at the same time that payment would have been paid had the participant remained employed through the end of the performance period.

Amended and Restated Compass Minerals International, Inc. Executive Severance Plan

The Amended and Restated Compass Minerals International, Inc. Executive Severance Plan (the “Amended Severance Plan”) is effective May 15, 2020. Each of the Company’s current executive officers (other than Kevin Crutchfield, President and Chief Executive Officer) has been designated as an eligible executive under the Amended Severance Plan.

The original Executive Severance Plan provided for prorated vesting of RSUs upon a termination of employment by the Company without Cause (as defined in the Amended Severance Plan) or by the executive for Good Reason (as defined in the Amended Severance Plan), while the Amended Severance Plan provides for full acceleration of such vesting. The Company maintains the discretion to cancel the awards in exchange for cash payments.

Additionally, the Amended Severance Plan now includes a “best net” excise tax provision that provides that, in the event of a change in control of the Company, if executive’s compensation otherwise would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the payments will be reduced so that they are not affected by Section 280G, but only if this reduction would put the executive in a better after-tax position than without such reduction.

Change in Control Severance Agreements

On May 15, 2020, the Company entered into revised Change in Control Severance Agreements (the “Change in Control Severance Agreements”) with executive officers of the Company. The Change in Control Severance Agreements supersede the executive officers’ existing change in control agreements in their entirety.

The Change in Control Severance Agreements changed the definition of “Change in Control” so that, with respect to the subsection relating to the composition of the Board of Directors, the relevant time period for a change in directors that would trigger a Change in Control was reduced from 24 to 12 months. Additionally, liquidation or dissolution of the Company is no longer a Change in Control event.

Additional changes to the Change in Control Severance Agreements include (a) removing the prohibition on voluntary termination in the event of a tender offer or proxy contest, (b) changing the notice period for terminating the Change in Control Severance Agreements from 60 days to 18 months, and (c) replacing the provision for continuation of health, vision and dental benefits for 18 months with a cash payment equal to the premium costs of 24 months of coverage for the same benefits. The Change in Control Severance Agreements also include a “best net” excise tax provision that is consistent with that included in the Amended Severance Plan, as described above.

Restrictive Covenant Agreements

On May 15, 2020, the Company entered into revised Restrictive Covenant Agreements with the executive officers of the Company (the “Restrictive Covenant Agreements”). The revisions to the Restrictive Covenant Agreements add customary exceptions to the non-solicitation and non-competition provisions. Additionally, the Restrictive Covenant Agreements were revised to include a mutual non-disparagement clause.

The foregoing descriptions of the Rules, the Amended Severance Plan, Change in Control Severance Agreements and the Restrictive Covenant Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended Documents, copies of which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 and which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting on May 14, 2020, the Company’s stockholders approved an amendment (the “Certificate Amendment”) to Article FIFTH of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board beginning with the 2021 annual meeting of stockholders in which all nominees will stand for election for one-year terms expiring at the next annual meeting of stockholders, rather than three-year terms, and to provide that directors can be removed with or without cause. The Certificate Amendment was filed with the Secretary of State of the State of Delaware on May 15, 2020.

The Board also approved, effective upon stockholder approval of the Certificate Amendment and the filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the amendment and restatement of the Company’s existing Amended and Restated By-Laws to amend Sections 3.03, 3.04, 3.07, and 3.08 (as amended and restated, the “2020 Amended and Restated By-Laws”) to declassify the Board as described above and to provide that directors can be removed with or without cause.

The foregoing summary of the Certificate Amendment and the 2020 Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and the Certificate Amendment, copies of which are filed as Exhibit 3.1 to this Current Report on Form 8-K and which are incorporated herein by reference, and the 2020 Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on May 14, 2020, the Company’s stockholders voted on the following five proposals and cast their votes as described below. The proposals are described in the Proxy Statement.

Proposal 1 – The Company’s stockholders approved the Certificate Amendment to declassify the Board and provide that directors can be removed with or without cause.

For	Against	Abstain	Broker Non-Votes
27,300,438	141,691	56,714	4,042,622

Proposal 2 – The individuals listed below were elected by the Company’s stockholders to serve as directors of the Company. Because the Certificate Amendment (Proposal 1) was approved, each of these individuals will serve for a term that will expire at the Company’s 2021 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Valdemar L. Fischer	26,982,613	473,420	42,810	4,042,622
Richard S. Grant	23,224,937	4,234,122	39,784	4,042,622
Amy J. Yoder	23,533,810	3,929,490	35,543	4,042,622

Proposal 3 – The Company’s stockholders approved, on a non-binding, advisory basis, the 2019 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
21,087,224	6,308,313	103,306	4,042,622

Proposal 4 – The Company’s stockholders approved the Compass Minerals International, Inc. 2020 Incentive Award Plan.

For	Against	Abstain	Broker Non-Votes
25,656,186	1,758,481	84,176	4,042,622

Proposal 5 – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

For	Against	Abstain	Broker Non-Votes
31,255,699	226,299	59,467	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Compass Minerals International, Inc., as amended by the Certificate of Amendment, dated May 15, 2020

3.2	Amended and Restated By-Laws of Compass Minerals International, Inc., effective as of May 15, 2020

10.1

Compass Minerals International, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Compass Minerals International, Inc.’s Registration Statement on Form S-8, File No. 333-23852, filed on May 14, 2020)

10.2	Rules, Policies and Procedures for Equity Awards Granted to Employees

10.3	Amended and Restated Compass Minerals International, Inc. Executive Severance Plan, effective May 15, 2020

10.4	2020 Form of Change in Control Severance Agreement

10.5	2020 Form of Restrictive Covenant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: May 19, 2020	By:	/s/ James D. Standen
	Name:	James D. Standen
	Title:	Chief Financial Officer